Exhibit 99.2
FINAL TRANSCRIPT

ETS - Enterasys Networks Guidance Announcement

Event Date/Time: Oct. 06. 2004 / 8:30AM ET

streetevents@thomson.com 617.603.7900 www.streetevents.com




C O R P O R A T E     P A R T I C I P A N T S

KRISTEN SHEPPARD
Enterasys Networks - IR

BILL O'BRIEN
Enterasys Networks - CEO, Director

MARK ASLETT
Enterasys Networks - President, COO

RIP HAAK
Enterasys Networks - CFO, Treasurer




C O N F E R E N C E     C A L L    P A R T I C I P A N T S

MIKE GENOVESE

SMITH BARNEY - ANALYST

CHRISTIN ARMACOST

SG COWEN - ANALYST

TODD SMITH

AMERICAS GROWTH CAPITAL - ANALYST




P R E S E N T A T I O N

OPERATOR

Welcome to the Enterasys Networks' third-quarter business update. My name is Christy, and I will be your call coordinator for today.

(OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call, Ms. Kristen Sheppard, Investor Relations.




KRISTEN SHEPPARD - ENTERASYS NETWORKS - IR

Thank you, and good morning, everyone. Thank you for joining Enterasys Networks. With me today is our CEO, Bill
O'Brien; our President and Chief Operating Officer, Mark Aslett;
and our Chief Financial Officer, Rip Haak.

This morning, we issued a news release providing preliminary third-quarter revenue results. The release is available on the investor relations section of the Enterasys website at Enterasys.com.

A replay of this conference call will be available at approximately 10:15 AM today. The replay will be available until October 20. To access the replay, please dial
888-286-8010, and enter passcode 73633642.

Before we begin, I'd like to make a brief statement regarding forward-looking matters. Certain statements on this conference call constitute forward-looking statements, and actual results and events could differ materially. In particular, the financial projections contained in this conference call speak only as of today, and were developed based on current estimates and numerous assumptions. These estimates and assumptions reflect subjective judgments concerning future events and circumstances and may be incomplete or incorrect, and unanticipated events and circumstances may occur, causing these estimates or assumptions to be wrong. For a detailed discussion of factors that could cause actual results to vary from these forward-looking statements, please refer to our most recent filings with the SEC, including our annual report on Form 10-K for the 2003 fiscal year ended January
3, 2004. These filings are also available on our website.
Now I'd like to turn the call over to Bill O'Brien.

BILL O'BRIEN - ENTERASYS NETWORKS - CEO, DIRECTOR

Thank you, Kristen. Good morning, and thank you for joining us. Today we announced that we currently expect revenues for the third quarter ended October 2, 2004 to be in the range of 84 to $87 million. The guidance we provided in our Q2 release was for Q3 revenue to be flat or modestly higher than the $91.7 million we reported in Q2.

Orders booked were in line with our expectations, as we indicated in the press release. However, the timing of some of these orders in the final days of the quarter prevented us from recognizing the associated revenues in the third quarter. The majority of these orders were shipped to customers during the quarter, but did not meet our requirements for recognizing revenue, since the shipping process took longer than we expected.

In addition, orders for certain products exceeded our expectations, and we were unable to meet the unanticipated demand. These orders resulted in higher backlog entering the fourth quarter then we have experienced in previous quarters.

While we anticipate recognizing revenue on substantially all of these orders in the current quarter, we do not view this as a one-quarter phenomenon. The increasingly back-end loaded nature of the customer buying behavior suggests that backlogs may occur in future quarters. Therefore, we are not be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.
considering our Q3 backlog as a potential source of incremental revenue in the fourth quarter.

We had several significant competitive wins in the third quarter across verticals including the federal government, higher education, and state and local governments. We're optimistic about our business going forward, given the strength and the market reception of our secure network solution. However, the overall rate of growth in the industry appears to be lower than previously anticipated, and we experienced (technical difficulty) further slowdown in China and Japan in Q3.

As a result, Enterasys is entering the fourth quarter with more modest topline momentum than previously anticipated.
These factors may delay us in achieving our goals of profitability and positive cash flow in the fourth quarter.
As we outlined in our press release, we're focused on continuing to improve our competitiveness by achieving continued improvements in sales productivity, further reducing our cost structure, and expanding our market opportunities with new products, including the newly launched C-Series; the X-Series, our next-generation core router, which is on track for general availability in Q1 of 2005.

We expect to realize in Q4 the $7 million cost savings we discussed in our past two conference calls. In addition, we're evaluating alternative distribution models for China and Japan that should result in additional cost savings.

We will have a more extensive review of our financial results on the conference call on October 28. We wanted to take the opportunity today to explain the nature of the preannouncement as well as the implications and opportunities going forward. We appreciate that you took this time to join us this morning, and now I would like to turn the call over to Kristen.

KRISTEN SHEPPARD - ENTERASYS NETWORKS - IR

Thank you. Before moving to Q&A, I'd like to remind everyone that the Company will be releasing its full results for the third quarter on October 28. Management will discuss the Company's results in full detail at that time. Given that today's announcement relates to preliminary revenue results, management is not in a position to answer detailed financial questions today.

Now I'd like to turn the call over to the operator who will give
Q&A instructions.



Q U E S T I O N S     A N D    A N S W E R S




OPERATOR




(OPERATOR INSTRUCTIONS) Alex Henderson, Smith Barney.



MIKE GENOVESE - SMITH BARNEY - ANALYST

This is actually Mike Genovese for Alex Henderson. I've got a couple questions for you. First of all, which products -- you mentioned that certain products experienced greater-than-expected demand, and you had trouble meeting that demand. Could you tell us what products those are?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

The products that we experienced -- orders exceeding our expectations were predominantly our legacy router (ph) line, as well as some of the newer N-series products.




MIKE GENOVESE - SMITH BARNEY - ANALYST

And now I'd like to dig a little bit deeper into this customer behavior issue, the back-end loaded nature of customers.
Why do you think that is? Is that a game that they're playing with the vendors, from your view? I mean, why would they wait until the last week of the quarter, knowing it's the last week of the quarter, before placing the orders? Is that a coincidence? Or is there something else going on there?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

I think from my view, it's an industrywide problem that we're facing. I think most customers are aware vendor quarter ends, and in some cases, actually do time their purchasing to try and get better deals. But what we have seen over the last several quarters, and I don't think Enterasys is an exception here, is that we've seen more of the business actually migrate towards the last couple of weeks within the quarter than we have seen previously.




MIKE GENOVESE - SMITH BARNEY - ANALYST

And then finally, can you just talk about the new sales leadership? There's seven new sales VPs. Have you seen any progress, or -- talk about how they're blending into the Company, and what kind of initiatives they have going on.
And what are they personally going to do to address this issue of repeated preannouncements?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

Yes, I think overall -- my belief is that we've made -- the new sales leadership has made very significant progress over the last couple of quarters and really sort of focusing on trying to improve the overall sales expectation. And despite the fact that the revenues weren't in line with our overall guidance, we were pleased with the fact that bookings that we made during the quarter were in line with our bookings expectations. So I think in some cases, the issues of achieving the revenue were really out of our control, but just due to the fact of some of the customers placing orders so very late in the quarter.

MIKE GENOVESE - SMITH BARNEY - ANALYST

And if I could, just one more before I cede the floor here. We did a lot of fieldwork looking into the market, and we certainly noticed a bit of a slowdown in the market in July, August -- there's just a little bit of a comeback in September. But our contacts are anticipating a very nice fourth quarter and strong demand, and for that basically to just be in the rear view mirror -- a seasonal slowdown, with continued momentum in the market, at least in the North American market. What is your view on that going forward? You sound a little bit more cautious on the market. And I was wondering if you could give us your view there.




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

I think earlier on, people were expecting the economy to pick up much greater than what we believe it actually has.
So while the broader economy continues to grow, it's our belief that it hasn't grown at the expectations that we thought was going to occur earlier on in the year.




OPERATOR


CHRISTIN ARMACOST, SG COWEN.

CHRISTIN ARMACOST - SG COWEN - ANALYST

I wanted to -- first, a clarification. It sounds like you're attributing the majority of the weakness to China and Japan.




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

I think there was three major issues, Christen, and from our revenue perspective. As I mentioned, we did close sufficient deals to meet the expectations from a bookings standpoint. From a revenue standpoint, we did have delays with some product shipments. We had part of the miss from a revenue standpoint was associated with certain product availability due to orders exceeding some of our expectations on some of the products -- and then finally, a continued decline in China and Japan.





CHRISTIN ARMACOST - SG COWEN - ANALYST

So if -- China and Japan, from the June quarter -- well, Asia-Pac in total accounted for about 9 million in June. Relative to the miss that you're announcing today, that would imply a pretty dramatic fall off on a percentage basis from June to September, if I understand you correctly?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

That is correct.




CHRISTIN ARMACOST - SG COWEN - ANALYST

Okay. And then, the delays in the shipments -- that's a separate issue from the orders exceeding your original forecast?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

Yes. We shipped the majority of the products, but we actually had delays in terms of getting some of the product through customs that resulted in us not being able to actually recognize revenue during the third quarter.




CHRISTIN ARMACOST - SG COWEN - ANALYST

And then just lastly, it sounds like some of your commentary about federal government, education, some other areas being strong -- while you temper growth expectations, it sounds like the U.S. was reasonably okay. What are your thoughts in Europe?

MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

Europe performed okay within the quarter.




CHRISTIN ARMACOST - SG COWEN - ANALYST


Okay. Thank you.




Mark Aslett - Enterasys Networks - President, COO


I think if you look at it, Kristen, we sort of saw that in -- bookings expectations were sort of in line with three of our main regions, with Asia-Pacific being the region that weren't
(ph) in line.




OPERATOR

(OPERATOR INSTRUCTIONS) TODD SMITH, AMERICAS GROWTH
CAPITAL.




TODD SMITH - AMERICAS GROWTH CAPITAL - ANALYST

I have a question. You talked about continuing to reduce cost structure. Do you think -- is that more on the manufacturing side, or is that personnel going forward?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

I think if you look at what we've done, Todd, we have over the last three years taken a pretty significant number of people out of the business. Three years ago, we were at 2,700 people. Today, we're around about 1,200.

What we tried to do is really preserve the assets of the Company in terms of the geographic sales base, the customer footprint that we have, as well as sort of going through that refresh of the product portfolio that's so important in the environment or the industry in which we're competing. So there really is a fine balance between looking at just continuing to reduce the headcount levels and the impact that that may have on our competitiveness.

That said, we have taken further actions during the quarter to lower our overall operating expenses. And we will actually look at the China and Japan market in terms of evaluating our go-to-market model to see whether or not we can actually continue to reduce costs there, also.




TODD SMITH - AMERICAS GROWTH CAPITAL - ANALYST

Second question -- if bookings this quarter were kind of on track for your plan, can we anticipate the gross margins then wouldn't be affected from a volume perspective?




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

Rick, would you like to take that one?




RIP HAAK - ENTERASYS NETWORKS - CFO, TREASURER

I think there would be -- from a reported revenue viewpoint, Todd, you expect some issues with overhead absorption in the reported numbers. We haven't really closed the books yet, and I'm not in a position to give any detailed commentary on anything other than the revenue that we're talking about here right now.

OPERATOR

There are currently no questions on the bridge.




KRISTEN SHEPPARD - ENTERASYS NETWORKS - IR

I believe that we're ready to conclude today's call. I will hand the call back over to Bill and Mark if they would like to add any closing remarks.




MARK ASLETT - ENTERASYS NETWORKS - PRESIDENT, COO

Thanks, Kristen. I believe that we've made very, very substantial progress despite the disappointment from a revenue standpoint. Bookings were in line with expectations, and I feel that the message and the strategy that we're pursuing of secure networks is creating an opportunity for us to redefine the networking business going forward.

The work that we've done in terms of updating all of our products and solutions continued to allow us to actually create more opportunity for the Company. And I think the focus that we have in terms of retaining and recruiting the best talent in industry is starting to pay off.

So although we're obviously disappointed with the results from a revenue standpoint, we do continue to feel as if we're making significant progress quarter over quarter within the business.




BILL O'BRIEN - ENTERASYS NETWORKS - CEO, DIRECTOR

I'd echo Mark's sentiments that we feel like progress has been made. It's a challenging market. And as we said in the press release, this quarter may delay our tracked profitability somewhat.

But we believe that we're on track. We're committed to a profitable business, and we're committed to optimizing the business in the eyes of the marketplace. So with that, I share Mark's disappointment about the revenue, but his optimism about our ability to create a stronger company going forward.

And we appreciate your taking the time to listen to us this morning. We realize that we had to be somewhat brief with our commentary given the shortness of time that we have had to look at the results. But we wanted to give you the opportunity to ask questions and to hear firsthand from us how we were feeling about the business.

So thank you for taking the time to be with us this morning, and we look forward to talking to you on the 28th.





OPERATOR

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

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